Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR
SECOND QUARTER FISCAL YEAR 2020

SAN JOSE, Calif. — January 30, 2020 — Western Digital Corp. (Nasdaq: WDC) today reported revenue of $4.2 billion for its second fiscal quarter ended January 3, 2020. Operating income was $50 million with a net loss of $139 million, or ($0.47) per share. Excluding certain non-GAAP adjustments, the company achieved non-GAAP operating income of $333 million and non-GAAP net income of $187 million, or $0.62 per share.
In the year-ago quarter, the company reported revenue of $4.2 billion, operating income of $176 million and a net loss of $487 million, or ($1.68) per share. Non-GAAP operating income in the year-ago quarter was $589 million and non-GAAP net income was $424 million, or $1.45 per share.
The company generated $257 million in cash from operations during the second fiscal quarter of 2020, and ended the quarter with $3.1 billion of total cash and cash equivalents. The company returned $149 million to shareholders through dividends and used $388 million to reduce debt. On November 14, 2019, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on January 21, 2020.
“The December quarter results reflect strong execution in our product roadmap, success in increasing our hard drive gross margin, and an improving flash market,” said Steve Milligan, chief executive officer, Western Digital. “We expect an accelerated recovery in our flash gross margins, which coupled with ongoing strength in demand for both hard drives and flash, positions us well for continued profitable growth in calendar year 2020.”

Western Digital Announces Financial Results for Second Quarter Fiscal Year 2020

Business Outlook for Third Fiscal Quarter of 2020

Three Months Ending April 3, 2020
	GAAP(1)	Non-GAAP(1)
Revenue ($ in billions)	$4.1 - $4.3	$4.1 - $4.3
Gross margin	~ 24.5% - 25.5%	~ 28.5% - 29.5%
Operating expenses ($ in millions)	$850 - $870	$740 - $760
Interest and other expense, net ($ in millions)	$85 - $90	$80 - $85
Tax rate	N/A	~ 25% - 27% (2)
Diluted earnings per share	N/A	$0.85 - $1.05
Diluted shares outstanding (in millions)	~ 305	~ 305

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets, stock-based compensation expense, and charges related to cost saving initiatives totaling approximately $150 million to $170 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; employee termination, asset impairment and other charges; and charges related to cost saving initiatives totaling approximately $100 million to $120 million. The company's non-GAAP interest and other expense guidance excludes approximately $5 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $255 million to $295 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rates provided are based on a percentage of non-GAAP pre-tax income.

Western Digital Announces Financial Results for Second Quarter Fiscal Year 2020

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the third fiscal quarter of 2020 will be broadcast live online today at 2:00 p.m. Pacific/5:00 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.
About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its second fiscal quarter ended January 3, 2020; the company’s business outlook for the third fiscal quarter of 2020; expectations regarding market conditions; the company's product portfolio; and our expected future financial performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s second fiscal quarter ended January 3, 2020 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of restructuring activities and cost saving initiatives; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our

Western Digital Announces Financial Results for Second Quarter Fiscal Year 2020

development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, divestitures, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on November 12, 2019, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	January 3, 2020	June 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,137	$3,455
Accounts receivable, net	1,791	1,204
Inventories	3,122	3,283
Other current assets	577	535
Total current assets	8,627	8,477
Property, plant and equipment, net	2,722	2,843
Notes receivable and investments in Flash Ventures	2,321	2,791
Goodwill	10,069	10,076
Other intangible assets, net	1,311	1,711
Other non-current assets	810	472
Total assets	$25,860	$26,370
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,736	$1,567
Accounts payable to related parties	364	331
Accrued expenses	1,559	1,296
Accrued compensation	537	347
Current portion of long-term debt	286	276
Total current liabilities	4,482	3,817
Long-term debt	9,547	10,246
Other liabilities	2,452	2,340
Total liabilities	16,481	16,403
Total shareholders’ equity	9,379	9,967
Total liabilities and shareholders’ equity	$25,860	$26,370

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
Revenue, net	$4,234	$4,233	$8,274	$9,261
Cost of revenue	3,299	3,189	6,581	6,553
Gross profit	935	1,044	1,693	2,708
Operating expenses:
Research and development	578	539	1,152	1,115
Selling, general and administrative	298	309	603	665
Employee termination, asset impairment and other charges	9	20	17	66
Total operating expenses	885	868	1,772	1,846
Operating income (loss)	50	176	(79)	862
Interest and other expense, net	(90)	(95)	(198)	(198)
Income (loss) before taxes	(40)	81	(277)	664
Income tax expense	99	568	138	640
Net income (loss)	$(139)	$(487)	$(415)	$24

Income (loss) per common share
Basic	$(0.47)	$(1.68)	$(1.40)	$0.08
Diluted	$(0.47)	$(1.68)	$(1.40)	$0.08

Weighted average shares outstanding:
Basic	298	290	297	291
Diluted	298	290	297	296

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
Operating Activities
Net income (loss)	$(139)	$(487)	$(415)	$24
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	399	472	805	952
Stock-based compensation	77	79	154	158
Deferred income taxes	(15)	80	(42)	281
Loss (gain) on disposal of assets	(14)	(1)	(12)	1
Amortization of debt discounts	10	10	20	19
Other non-cash operating activities, net	1	17	(20)	37
Changes in:
Accounts receivable, net	(344)	504	(587)	482
Inventories	160	(308)	155	(483)
Accounts payable	15	(179)	170	(256)
Accounts payable to related parties	(143)	24	33	51
Accrued expenses	227	220	327	254
Accrued compensation	116	(154)	191	(134)
Other assets and liabilities, net	(93)	192	(269)	(212)
Net cash provided by operating activities	257	469	510	1,174
Investing Activities
Purchases of property, plant and equipment, net	(160)	(220)	(305)	(497)
Acquisitions, net of cash acquired	—	—	(22)	—
Activity related to Flash Ventures, net	280	(225)	466	(196)
Other	6	(21)	21	(32)
Net cash provided by (used in) investing activities	126	(466)	160	(725)
Financing Activities
Employee stock plans, net	44	50	18	(8)
Repurchases of common stock	—	—	—	(563)
Dividends paid to shareholders	(149)	(144)	(296)	(292)
Repayment of debt	(388)	(537)	(707)	(575)
Net cash used in financing activities	(493)	(631)	(985)	(1,438)
Effect of exchange rate changes on cash	(1)	(5)	(3)	(3)
Net decrease in cash and cash equivalents	(111)	(633)	(318)	(992)
Cash and cash equivalents, beginning of period	3,248	4,646	3,455	5,005
Cash and cash equivalents, end of period	$3,137	$4,013	$3,137	$4,013

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
GAAP cost of revenue	$3,299	$3,189	$6,581	$6,553
Amortization of acquired intangible assets	(157)	(215)	(321)	(450)
Stock-based compensation expense	(13)	(13)	(25)	(24)
Charges related to cost saving initiatives	(1)	(6)	(1)	(7)
Manufacturing underutilization charges	—	(49)	—	(49)
Power outage charges	—	—	(68)	—
Other	8	—	8	—
Non-GAAP cost of revenue	$3,136	$2,906	$6,174	$6,023

GAAP gross profit	$935	$1,044	$1,693	$2,708
Amortization of acquired intangible assets	157	215	321	450
Stock-based compensation expense	13	13	25	24
Charges related to cost saving initiatives	1	6	1	7
Manufacturing underutilization charges	—	49	—	49
Power outage charges	—	—	68	—
Other	(8)	—	(8)	—
Non-GAAP gross profit	$1,098	$1,327	$2,100	$3,238

GAAP operating expenses	$885	$868	$1,772	$1,846
Amortization of acquired intangible assets	(39)	(41)	(80)	(82)
Stock-based compensation expense	(64)	(66)	(129)	(134)
Employee termination, asset impairment and other charges	(9)	(20)	(17)	(66)
Charges related to acquisitions and dispositions	(2)	—	(7)	—
Charges related to cost saving initiatives	(6)	(2)	(7)	(5)
Other	—	(1)	—	(1)
Non-GAAP operating expenses	$765	$738	$1,532	$1,558

GAAP operating income (loss)	$50	$176	$(79)	$862
Cost of revenue adjustments	163	283	407	530
Operating expense adjustments	120	130	240	288
Non-GAAP operating income	$333	$589	$568	$1,680

GAAP interest and other expense, net	$(90)	$(95)	$(198)	$(198)
Convertible debt activity	7	6	14	13
Other	2	(4)	4	(7)
Non-GAAP interest and other expense, net	$(81)	$(93)	$(180)	$(192)

GAAP income tax expense	$99	$568	$138	$640
Income tax adjustments	(34)	(496)	(38)	(482)
Non-GAAP income tax expense	$65	$72	$100	$158

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
GAAP net income (loss)	$(139)	$(487)	$(415)	$24
Amortization of acquired intangible assets	196	256	401	532
Stock-based compensation expense	77	79	154	158
Employee termination, asset impairment and other charges	9	20	17	66
Charges related to acquisitions and dispositions	2	—	7	—
Charges related to cost saving initiatives	7	8	8	12
Manufacturing underutilization charges	—	49	—	49
Power outage charges	—	—	68	—
Convertible debt activity	7	6	14	13
Other	(6)	(3)	(4)	(6)
Income tax adjustments	34	496	38	482
Non-GAAP net income	$187	$424	$288	$1,330

Diluted income (loss) per common share
GAAP	$(0.47)	$(1.68)	$(1.40)	$0.08
Non-GAAP	$0.62	$1.45	$0.96	$4.49

Diluted weighted average shares outstanding:
GAAP	298	290	297	296
Non-GAAP	300	293	300	296

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to acquisitions and dispositions, charges related to cost saving initiatives, manufacturing underutilization charges, power outage charges, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to acquisitions and dispositions. In connection with the company's business combinations or dispositions, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions and dispositions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Manufacturing underutilization charges. In response to flash business conditions, the company temporarily reduced its wafer starts during fiscal 2019 at its flash-based memory manufacturing facilities operated through its strategic partnership with Kioxia Corporation. The temporary abnormal reduction in output resulted in flash manufacturing underutilization charges which were expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing operation of its business.

Power outage charges. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's strategic partnership with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments include the company’s final adjustments for the tax effects of the Tax Cuts and Jobs Act allowed within the one-year measurement period that ended on December 22, 2018, as well as estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because they are infrequent and the company believes that they are not indicative of the underlying performance of its business.

___________________
Company contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Jim Pascoe
949.672.9655	408.717.6999
peter.andrew@wdc.com	jim.pascoe@wdc.com
investor@wdc.com